OSL Holdings Announces Joint Venture with Cheryl Shuman

YARDLEY, Pa., May 20, 2015 /PRNewswire/ – OSL Holdings Inc. (OTCQB: OSLH) (“OSL” or “the Company”), a socially conscious business model dedicated to consumer advocacy, social activism and the advancement of civil liberties through the power of commerce, announces its first joint venture agreement with cannabis impresaria Cheryl Shuman. In their initial venture, OSL and Shuman will team up to launch a luxury cannabis conference series focusing on the affluent marijuana market and high-dollar investment vehicles for the rapidly growing space.

Shuman, best known for founding the Beverly Hills Cannabis Club, is perhaps the most widely publicized businessperson in the marijuana space.

“Cheryl Shuman has an unparalleled ability to attract mainstream media attention to the business potential of the marijuana market. Our venture will work not only to monetize that earned media, but to drive further investment into the space as a whole,” said OSL’s CEO Bob Rothenberg.

Today’s joint venture agreement opens the door to future deals between the two parties.

“As one of the most widely-known personalities in the cannabis sector and in the luxury market in particular, Cheryl is uniquely suited to bring broad interest to an event like this. We anticipate this being a perfect venue for businesses to bring mainstream attention to their products and services,” said Steve Gormley, Chief Corporate Development Officer, OSL.

“This first joint venture with OSL is incredibly exciting! As the founder of the Beverly Hills Cannabis Club, we were the first in the industry to produce luxurious celebrity events and mixers for the affluent. Now, together with the dream team at OSL, we can begin to corner the luxury market by becoming the “connector” of influencers in cannabis and culture, both here in the U.S. and abroad. I’m thrilled to be on this journey with OSL,” said Cheryl Shuman.

The first of its kind event is being developed to take place in the Caribbean in early 2016.

Cheryl Shuman is the Founder of the Beverly Hills Cannabis Club (BHCClub.com), CEO of Cheryl Shuman Inc. (CherylShuman.com/). Shuman was recently featured on the cover of Adweek as Pot’s First Marketer (http://www.adweek.com/news/advertising-branding/who-will-become-starbucks-pot-159145), in Elle Magazine as The Most Powerful Women in the Pot Industry (http://www.elle.com/culture/career-politics/a12993/rise-of-the-pot-power-women/) and named The Cannabis Queen of Beverly Hills by The New York Times Sunday Magazine  (http://www.nytimes.com/2015/01/11/magazine/the-cannabis-queen-of-beverly-hills.html).

About OSL

OSL Holdings Inc. (OTC: OSLH) is a development and technology company, specializing in affluent, liberal and libertarian markets with high disposal income, with a mission to advance civil liberties through the power of commerce. OSL Holdings’ target consumers are highly educated, respond to cause marketing initiatives and socially conscious business models, and are technologically savvy. The Company announced its intent to enter the legal marijuana market when federal law permits, providing foundational work for branding, marketing, technology, and logistics to existing or emerging legal marijuana licensees.

The Company currently operates Go Green Hydroponics, a hydroponics and indoor gardening and cultivation retail enterprise, specializing in the sale of over 1,000 products including hydroponic cultivation equipment, mineral nutrient solutions and gardening resources and equipment.

The Company has developed and intends to expand Equality Rewards, a real-time loyalty rewards platform designed to advance civil liberties through the power of commerce. Equality Rewards can facilitate the earning and redemption of rewards currency at the point of the transaction (online, mobile, at retail) as well as on future transactions. Equality Rewards is presently focused on bringing minority and minority allied consumers together with businesses that support minority consumers and causes or are minority owned and operated.

The Company’s filings with the SEC are available at http://www.sec.gov/cgi-bin/browse-edgar?company=osl+holdings&owner=exclude&action=getcompany.

For more information, please visit the Company’s website at www.oslholdings.com.

Forward-Looking Statements — Safe Harbor

This press release contains forward-looking statements as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These statements include, but are not limited to, our expectations concerning Go Green’s revenue growth, growth rates for hydroponically-produced food, the market for medical marijuana cultivators, and our ability to provide support services to marijuana growers.

By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors, risks and uncertainties that could cause actual results and developments to differ materially from forecasted results. For a discussion of these factors, risks and uncertainties please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Company Contact:
OSL Holdings Inc.

IR/Media Contact:
Steve Gormley
steve@oslholdings.com